UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 22, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure	2
Signatures	5

Item 7.01 Regulation FD Disclosure

On September 22, 2005, Atlas Air Worldwide Holdings, Inc. (the “Company”) held a conference call to discuss its financial results for the fiscal quarter ended June 30, 2005, among other things. The conference call was previously announced in the Company’s press release dated September 20, 2005. During such conference call, in addition to information from the aforementioned press release, the Company disclosed the following information:

  The Company noted that it has previously reported in its Current Report on Form 8-K filed with the SEC on August 17, 2005 estimated capital expenditures of approximately $25 million for 2005. The Company noted that its current expectation is that capital expenditures will total about $30 million for 2005.

  The Company noted that it has previously reported in its Current Report on Form 8-K filed with the SEC on May 23, 2005 that it anticipated that the Company’s pre-bankruptcy net operating loss carryovers (“NOLs”) would be (i) available after emergence from bankruptcy, although their use will be subject to limitation, (ii) would be considerable, and (iii) will minimize the Company’s 2005 cash federal income taxes. The Company noted that it has an NOL balance of several hundred million dollars, limited by applicable IRS rules, and because of such NOLs, the Company does not anticipate paying cash federal income taxes in 2005 and 2006, and it is unlikely that the Company will have to pay cash federal income taxes in 2007.

  The Company noted that it has previously reported in its press release dated September 20, 2005 that the Company’s scheduled service unit-revenue performance continued to improve due to a number of factors, including the impact of higher fuel surcharges. The Company noted that its fuel surcharge revenue for the quarter ended June 30, 2005 was between approximately $25 million and $30 million.

  The Company noted that it has previously reported in its press release dated September 16, 2005 that its negotiations with the Air Line Pilots Association (“ALPA”) for a new collective bargaining agreement covering the crewmembers employed by the Company’s subsidiary, Polar Air Cargo, Inc. (“Polar”), had been unsuccessful, and that ALPA has elected to call a strike at Polar. The Company further noted in such press release that the final offer from Polar to ALPA provided for an immediate 10.5% across-the-board pay raise to the Polar crewmembers. The Company noted that such a pay raise would cost the Company $3.9 million on an annualized basis; that as of the time of the conference call, no additional negotiations were scheduled between Polar and ALPA; and that the Company believed Polar’s last and best offer to ALPA had already been made.

  The Company noted that it has previously reported in its press release dated September 16, 2005 that only seven of the Company’s 42 aircraft were affected by the strike at Polar. The Company noted that as of the time of the conference call, only six of the Company’s 42 aircraft remained affected by the strike at Polar. The Company also discussed the options it faces in dealing with the continuing strike. The Company noted that if the strike continued for a prolonged period of time, the Company may pursue a number of different alternatives, including, among other things, discontinuing Polar’s operations.

  The Company noted that it has previously reported in its Current Report on Form 8-K filed with the SEC on July 27, 2005 that its total unamortized debt (face amount) at June 30, 2005 measured approximately $725 million. The Company noted that it expected its total unamortized debt (face amount) at September 30, 2005 to be approximately $710 million.

  The Company noted that, as previously reported in its Current Report on Form 8-K filed with the SEC on September 19, 2005, it still expects to nicely exceed what was contained in its original projections. The Company also noted that it will continue to evaluate its projection based upon the cost of fuel and the strike at Polar as it goes forward. In its press release dated July 27, 2005, the Company noted that based on business and economic forecasts at such time, the Company continued to expect that its full-year pretax income will exceed the $68 million of pretax income projected for 2005 in its “Creditor Plan.” References to “Creditor Plan” are to the Business Plan set forth in the Company’s Second Amended Disclosure Statement filed with the SEC on a Current Report on Form 8-K on July 26, 2004.

  The Company noted that it has previously reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on June 30, 2005, that while it was working to improve the timeliness of its SEC filings on Forms 10-Q and 10-K, it cannot predict with certainty when it will file its periodic reports on a timely basis. The Company noted that while it cannot commit to a specific date, it was targeting mid-year 2006 as the time in which it may become a timely filer of Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K with the SEC.

  The Company disclosed that at June 30, 2005, it had cash and cash equivalents of $192.5 million, and that it anticipated that its cash and cash equivalent as of September 30, 2005, would be in excess of $225.0 million.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the Company and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements with respect to other matters include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the ability of the companies to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of the Company’s wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; the ability of the Company to remedy weaknesses in its internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; the market acceptance of the Company’s Common Stock; and other risks and uncertainties set forth from time to time in the Company’s reports to the SEC.

For additional information, the Company refers you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed by the Company with the SEC on June 30, 2005, as updated by the Current Report on Form 8-K filed with the SEC on August 17, 2005, and in the companies’ plan of reorganization, as amended, which is set forth in the Current Report on Form 8-K filed by the Company with the SEC on July 26, 2004. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

The Company assumes no obligation to update the statements contained in this release to reflect future results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: September 22, 2005	By:	/s/ John W. Dietrich

Name: John W. Dietrich
Title: Senior Vice President, General Counsel, Secretary and Chief Human Resources Officer